AMERICAN SKIING COMPANY
                         PHANTOM EQUITY AWARD AGREEMENT

                  Agreement, dated as of March 23, 2005, between American Skiing Company (the "Company") and William J. Fair (the "Employee").

                  WHEREAS, the Employee is employed by the Company and has been selected by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") to receive an award of phantom equity pursuant to the American Skiing Company Phantom Equity Plan (the "Plan"); and

                  WHEREAS, the Company has determined effective as of March 23, 2005 (the "Grant Date") to provide to the Employee an incentive to continue to serve in his current capacity by granting to the Employee a phantom award entitling the Employee to receive, 25.0% of the Total Plan Pool established under the Plan, subject to the terms, conditions and restrictions set forth in the Plan and this Award Agreement, and has authorized the director whose signature appears below to execute this Agreement on behalf of the Company. Capitalized terms not defined herein shall have the meaning set forth in the Plan.

                  NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

                  1. Grant of Award.

                     (a) Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Employee an award (the "Award") equal to 25.0% (the "Award Percentage") of the Total Plan Pool. This grant of the Award is irrevocable and unconditional, except that (i) the Award will be forfeited in accordance with Section 2 of this Agreement and (ii) the Company's obligation to make payment in respect of the Award is conditioned on the compliance by the Employee with the withholding obligations set forth in
Section 5 hereof.

                     (b) Subject to vesting in accordance with Section 2 hereof, the total value of the Award ("Award Value") shall be equal to the product of
(i) the Total Plan Pool and (ii) the Award Percentage.

                  2. Vesting of Award.

                     (a) Subject to the provisions of this Agreement, the Award shall vest as to 75% of Award Percentage on the Grant Date. The Award shall vest as to the remaining 25% of Award Percentage on April 1, 2005. The extent to which the Award is vested at any given time shall hereinafter be referred to as the "Vested Percentage."

                     (b) All rights with respect to the Award shall be forfeited and the Award shall immediately terminate upon the termination of the Employee's employment with the Company by the Company for Cause. For purposes of this Agreement, "Cause" shall have such meaning set forth in any existing employment agreement between the Employee and the Company or in the absence of such a definition shall have the meaning ascribed to such term under the Plan. All rights with respect to the Award that are not vested shall be forfeited and the Award, to the extent not vested, shall immediately terminate upon the termination of the Employee's employment with the Company by the Employee voluntarily.

                     (c) Upon any other termination of the Employee's employment with the Company, other than as described in Section 2(b), the Employee shall retain the Award to the extent of his Vested Percentage as of the date the Employee's employment terminates.

                     (d) The Award shall become fully vested upon a Change in Control.

                  3. Payment of Awards. Subject to Section 4 hereof, no payment shall be made in respect of the Award until the occurrence of a Valuation Event. As soon as practicable, but in no event more than thirty (30) days, following a Valuation Event, the Company shall pay to the Employee a lump sum in cash equal to the product of (A) the Vested Percentage and (B) the Award Value, over (ii) the amount of any payments previously made to the Employee in respect of the Award (the result being, the "Payment Amount"). Notwithstanding the foregoing, in the event that the Committee determines in good faith that payment of such amounts in cash would result in the insolvency of the Company or is prohibited under the terms of any legal or contractual restriction to which the Company is subject, then the Company shall be entitled to make all or any portion of such payments in the form of notes. In the event of a termination of the Employee's employment, the Company shall have the right, exercisable within 30 days thereafter, to cancel the Award in exchange for a payment equal to the Payment Amount as if a Valuation Event had occurred at the time of such termination.

                  4. Intentionally Omitted.

                  5. Withholding. The Company shall be entitled to withhold from any payment due under this Agreement the amount of any state or federal income taxes and payroll taxes required to be withheld by the Company with regard to such payment.

                  6. Determinations by Committee. All determinations and interpretations with respect to this Agreement and the Plan shall be made by the Committee in good faith and shall be binding on the parties hereto unless it is determined by a court of competent jurisdiction that such determination is arbitrary and capricious.

                  7. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement between the parties with respect to the subject matter hereof and as such, it may not be modified or changed except by written instrument executed by the parties.

                  8. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Utah, without reference to the principles of conflict of laws thereof.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        AMERICAN SKIING COMPANY


                                        By:  /s/Edward V. Dardani, Jr.
                                        ------------------------------------
                                        Name:   Edward V. Dardani, Jr.
                                        Title:  Member of Compensation Committee
                                                of Board of Directors


                                        /s/William J. Fair
                                        ------------------------------------
                                        Employee